United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2009
(January 8, 2009)

CHARMED HOMES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53285
(State or other jurisdiction of incorporation)	(Commission File Number)

60 Mt. Kidd Point SE, Calgary, Alberta, Canada T2Z 3C5
 (Address of principal executive offices) (Zip Code)

(403) 831-2202
(Registrant's telephone number)

Item 1.01.	Entry Into a Material Definitive Agreement

On January 8, 2009, Charmed Homes Inc. (the "Company") entered into a merger agreement (the "Merger Agreement") with IntelaSight, Inc., a Washington corporation dba Iveda Solutions ("Iveda"), Charmed Homes Subsidiary, Inc., a Nevada corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and certain Company shareholders.  The purpose of this Amendment to the Form 8-K filed by the Company on January 14, 2009 is to file the Merger Agreement together with its exhibits.  There are no other changes to the original Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
2.1	Merger Agreement, dated January 8, 2009, by and among Charmed Homes Inc., Charmed Homes Subsidiary, Inc., certain shareholders and IntelaSight, Inc.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 15, 2009

Charmed Homes Inc., a Nevada corporation

By:	/s/ Ian Quinn
Ian Quinn, President